                                                                      EXHIBIT 11

                            TRIDENT ROWAN GROUP INC.
                         CALCULATION OF LOSS PER SHARE

CALCULATION OF LOSS PER SHARE                                          LIRE m.   US$'000(1)
3 MONTHS ENDED MARCH 31, 1997

Loss for the 3 months ended March 31, 1997..........................     (2,564)     (1,528)
Average number of shares outstanding*...............................  3,902,540   3.902,540
Loss per share......................................................       (657)      (0.39)
                                                                      ---------  -----------
                                                                      ---------  -----------

* There were no share movements in the period

CALCULATION OF LOSS PER SHARE                                          LIRE M.
3 MONTHS ENDED MARCH 31, 1996

Loss for the 3 months ended March 31, 1996..........................     (3,404)
Average number of shares outstanding*...............................  4,712,865
Loss per share......................................................       (722)
                                                                      ---------
                                                                      ---------

* There were no share movements in the period

------------------------

(1) Converted to US$ solely for the convenience of the reader at $1:Lit. 1,677, the approximate exchange rate as at March 1997.

                                                                      EXHIBIT 11

                            TRIDENT ROWAN GROUP INC.
                         CALCULATION OF LOSS PER SHARE

CALCULATION OF LOSS PER SHARE                                    LIRE m.                US$'000(1)
YEAR ENDED DECEMBER 31, 1996

Loss of the year ended December 31, 1996......................    (15,001)                  (8,945)(2)
Weighted average number of shares (below).....................  4,590,539                4,590,539
Loss per share................................................     (3,268)                   (1.95)(2)
                                                                ---------               -----------
                                                                ---------               -----------

AVERAGE NUMBER OF SHARES OUTSTANDING IN 1996                       NO.           DAYS    WEIGHTED

Shares outstanding January, 1996..............................  4,712,865         365    4,712,865
Moto America - effective 1 January 1996.......................     30,000         365       30,000
Redemption Offer - effective 23 October 1996..................   (761,995)         69     (144,048)
Repurchase from Finprogetti 46,000 shares - 7 November 1996...    (46,000)         54       (6,805)
Repurchase from Finprogetti 9,950 shares - 7 November 1996....     (9,950)         54       (1,472)
Repurchase from Finprogetti 22,380 shares - 31 December
1996..........................................................    (22,380)          0            0
                                                                                        -----------
Weighted average number of shares.............................                           4,590,539
                                                                                        -----------
                                                                                        -----------

CALCULATION OF LOSS PER SHARE                                    LIRE m.
YEAR ENDED DECEMBER 31, 1995

Loss for the year ended December 31, 1995.....................     (6,980)
Weighted average number of shares (below).....................  3,380,441
Loss per share................................................     (2,065)
                                                                ---------
                                                                ---------

AVERAGE NUMBER OF SHARES OUTSTANDING IN 1996                       NO.           DAYS    WEIGHTED

Shares outstanding January 1, 1995............................  2,057,446         365    2,057,446
De Tomaso shares converted 17 July 1995.......................  1,000,000         182      498,630+
Repurchased from Trust 17 July 1995...........................   (703,774)        182     (350,923)+
FPG for assets - 17 July 1995.................................  1,922,652         182      958,692
FPG for cash - 17 July 1995?..................................    408,008         182      203,445
Benelli 24, July 1995.........................................     30,000         160       13,151
                                                                                        -----------
Weighted average number of shares.............................                           3,380,441
                                                                                        -----------
                                                                                        -----------
+ As disclosed in Note 3 to the financial statements as at December 31, 1996:
  If the conversion and repurchase had taken place at 1 January 1995, then the weighted average number of shares is 3,528,960 and loss per share for the year ended December 31, 1995 would have been Lit. 1,978.

------------------------

(1) Converted to US$, solely for the convenience of the reader, at $1: 1,677, the approximate exchange rate as at March 1997.

(2) In the Company's Financial Statements as at December 31, 1996, the loss for the year and loss per share were reported, solely for the convenience of the reader, at the approximate exchange rate as at December 31, 1996 of $1: Lit. 1,530, as $9,806,000 and $2.14, respectively.

                                                                      EXHIBIT 11

                            TRIDENT ROWAN GROUP INC.
                         CALCULATION OF LOSS PER SHARE

CALCULATION OF PRO FORMA LOSS PER SHARE
YEARS ENDED DECEMBER 31, 1996 AND 1995
REPORTED IN NOTE 3 TO THE FINANCIAL STATEMENTS                             1996       1995
AT DECEMBER 31, 1996                                                      LIRE m.    LIRE m.

ACTUAL LOSS AS REPORTED                                                    (15,001)    (6,980)
EARNINGS ON FUNDS SECURING TRUST SHARES:
Average balance Lit. 12,538 at 8%(1995-10%, for six months)............     (1,003)      (627)
Less tax effect at 16.2%...............................................        162        102

EARNINGS ON CASH UNDERLYING FINPROGETTI COMMITMENTS:
Remaining 73,110 shares present value Lit. 1,333 at 8% x 54 days.......        (16)    --
Less tax effect at 16.2%...............................................          3     --
                                                                         ---------  ---------
PRO FORMA LOSS.........................................................    (15,855)    (7,505)
                                                                         ---------  ---------

Actual weighted average number of shares...............................  4,590,539  3,380,441
Less: Trust shares subject to repurchase (1995-6 months)...............   (776,530)  (388,265)
Less: Finprogetti shares subject to repurchase.........................    (73,110)    --
Pro Forma weighted average number of shares............................  3,740,899  2,992,176
                                                                         ---------  ---------
Pro Forma loss per share...............................................     (4,238)    (2,508)
                                                                         ---------  ---------
                                                                         ---------  ---------

In the Company's Financial Statements as at December 31, 1996, the Pro Forma loss for 1996 and loss per share were reported, solely for the convenience of the reader, at the approximate exchange rate as at December 31, 1996 of $1: Lit. 1,530, as $10,364,000 and
$2.77, respectively.